                                                                       EXHIBIT 1

================================================================================

                          AGREEMENT AND PLAN OF MERGER

                                     Among

                              DMA HOLDINGS, INC.,

                        DIVERSE MEDIA ACQUISITIONS, INC.

                                      and

                       AUDIO COMMUNICATION NETWORK, INC.


                            Dated as of June 5, 1998

================================================================================

                             TABLE OF CONTENTS

                                                                          PAGE

                                 ARTICLE I

                                 THE MERGER
                                 ----------

SECTION 1.01.  The Merger...............................................   1
SECTION 1.02.  Effective Time; Closing..................................   2
SECTION 1.03.  Effect of the Merger.....................................   2
SECTION 1.04.  Articles of Incorporation; By-laws.......................   2
SECTION 1.05.  Directors and Officers...................................   2
SECTION 1.06.  Effect on Capital Stock..................................   3
SECTION 1.07.  Payment for Company Common Stock.........................   3
SECTION 1.08.  Employee Stock Options...................................   5

                                ARTICLE II

                REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                ---------------------------------------------


SECTION 2.01.  Organization and Qualification; Subsidiaries.............   5
SECTION 2.02.  Articles of Incorporation and By-laws....................   6
SECTION 2.03.  Capitalization...........................................   6
SECTION 2.04.  Authority Relative to this Agreement.....................   7
SECTION 2.05.  No Conflict; Required Filings and Consents...............   8
SECTION 2.06.  Compliance...............................................   8
SECTION 2.07.  SEC Filings; Financial Statements........................   8
SECTION 2.08.  Absence of Certain Changes or Events.....................   9
SECTION 2.09.  Absence of Litigation....................................  10
SECTION 2.10.  Employee Benefit Plans...................................  10
SECTION 2.11.  Labor Matters............................................  13
SECTION 2.12.  Recommendation of Board of Directors; Vote Required......  14
SECTION 2.13.  Opinion of Financial Advisor.............................  14
SECTION 2.14.  Accuracy of Information Supplied.........................  14
SECTION 2.15.  Proxy Statement..........................................  14
SECTION 2.16.  Title to, Condition and Sufficiency of Assets............  15
SECTION 2.17.  Trademarks, Patents and Copyrights.......................  16
SECTION 2.18.  Taxes....................................................  16
SECTION 2.19.  Environmental Matters....................................  17
SECTION 2.20.  Contracts and Commitments................................  18
SECTION 2.21.  Governmental Licenses and Permits........................  19
SECTION 2.22.  Affiliate Transactions...................................  19
SECTION 2.23.  Brokers..................................................  19

                              ARTICLE III

           REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER
           ------------------------------------------------------

SECTION 3.01.  Corporate Organization...................................  20
SECTION 3.02.  Authority Relative to This Agreement.....................  20
SECTION 3.03.  No Conflict; Required Filings and Consents...............  20
SECTION 3.04.  Proxy Statement..........................................  21
SECTION 3.05.  Brokers..................................................  21
SECTION 3.06.  Accuracy of Information Supplied.........................  21
SECTION 3.07.  Trust Organization.......................................  21

                                ARTICLE IV

                         CONDUCT OF BUSINESS PENDING
                         ---------------------------
THE MERGER
----------
SECTION 4.01.  Conduct of Business by the Company Pending the Merger....  22

                                 ARTICLE V

                            ADDITIONAL AGREEMENTS
                            ---------------------

SECTION 5.01.  Stockholders' Meeting....................................  24
SECTION 5.02.  Proxy Statement..........................................  24
SECTION 5.03.  Access to Information....................................  25
SECTION 5.04.  No Solicitation of Transactions..........................  26
SECTION 5.05.  Directors' and Officers' Indemnification and Insurance...  26
SECTION 5.06.  Notification of Certain Matters..........................  28
SECTION 5.07.  Further Action; Reasonable Best Efforts..................  28
SECTION 5.08.  Public Announcements.....................................  28
SECTION 5.09.  Consents Generally.......................................  28
SECTION 5.10.  Prepayment of Certain Debt...............................  28
SECTION 5.11.  Release of Company Stock.................................  29
SECTION 5.12   Cancellation of Suncom Option............................  29

                                ARTICLE VI

                          CONDITIONS TO THE MERGER
                          ------------------------

SECTION 6.01.  Conditions to the Merger.................................  29
SECTION 6.02.  Conditions to the Obligations of Parent and Purchaser....  30
SECTION 6.03.  Conditions to the Obligations of The Company.............  32

                              ARTICLE VII

                      TERMINATION, AMENDMENT AND WAIVER
                      ---------------------------------

SECTION 7.01.  Termination..............................................  33
SECTION 7.02.  Effect of Termination....................................  34
SECTION 7.03.  Fees and Expenses........................................  34
SECTION 7.04.  Amendment................................................  36
SECTION 7.05.  Waiver...................................................  36

                               ARTICLE VIII

                             GENERAL PROVISIONS
                             ------------------

SECTION 8.01.  Non-Survival of Representations, Warranties
                 and Agreements.........................................  36
SECTION 8.02.  Notices..................................................  36

SECTION 8.03.  Certain Definitions......................................  38
SECTION 8.04.  Severability.............................................  39
SECTION 8.05.  Entire Agreement; Assignment.............................  39
SECTION 8.06.  Parties in Interest......................................  39
SECTION 8.07.  Specific Performance.....................................  39
SECTION 8.08.  Governing Law............................................  40
SECTION 8.09.  Headings.................................................  40
SECTION 8.10.  Counterparts.............................................  40

          AGREEMENT AND PLAN OF MERGER, dated as of June 5, 1998 (this

"Agreement"), among DMA HOLDINGS, INC., a Delaware corporation ("Parent"),
----------                                                       ------
DIVERSE MEDIA ACQUISITIONS, INC., a Florida corporation and a wholly owned subsidiary of Parent ("Purchaser"), and Audio Communication Network, Inc., a
                       ---------
Florida corporation (the "Company").
                          -------

          WHEREAS, the Boards of Directors of Parent, Purchaser and the Company have each determined that it is in the best interests of their respective stockholders for Parent to acquire the Company upon the terms and subject to the conditions set forth herein;

          WHEREAS, in furtherance of such acquisition, it is proposed that Purchaser shall merge with and into the Company (the "Merger") on the terms and
                                                      ------
conditions set forth in this Agreement;

          WHEREAS, also in furtherance of such acquisition, the Boards of Directors of Parent, Purchaser and the Company have each approved the Merger of Purchaser with and into the Company in accordance with the Florida Business Corporation Act ("Florida Law");
                  -----------

          WHEREAS, Parent and Suncom Communications, L.L.C., a Delaware limited liability company ("Suncom"), have entered into a Stock Option Agreement, dated
                    ------
as of the date hereof (the "Shareholders' Stock Option Agreement"), providing
                            ------------------------------------
for the granting by Suncom to Parent of an option to purchase from Suncom up to 2,697,986 Shares at $6.40 per Share and further providing for an agreement by Suncom to vote all such Shares in favor of the Merger at the Stockholders' Meeting subject to the conditions set forth therein; and

          WHEREAS, Parent and the Company have agreed to cause the Escrow Agreement (as defined below) to be entered into on the date hereof as set forth in Section 7.03(d);

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Purchaser and the Company hereby agree as follows:


                                   ARTICLE I

                                   THE MERGER
                                   ----------

          SECTION 1.01.  The Merger.  Upon the terms and subject to the
                         ----------
conditions set forth in Article VI, and in accordance with Florida Law, at the Effective Time (as hereinafter defined) Purchaser shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Purchaser shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").
                                ---------------------

          SECTION 1.02.  Effective Time; Closing.  On the Closing Date (as
                         -----------------------
defined below) (or on such other date as Parent and the Company may agree), the parties hereto shall cause the Merger to be consummated by filing Articles of Merger (the "Articles of Merger") with the Secretary of State of the State of
             ------------------
Florida, in such form as is required by, and executed in accordance with the relevant provisions of, Florida Law (the date and time of such filing being the "Effective Time"). The closing of the merger (the "Closing") will take place at
 --------------                                     -------
the offices of Shearman & Sterling located at 599 Lexington Avenue, New York, New York at 10:00 a.m. (local time) on the tenth business day following the date on which the conditions set forth in Article VI (other than the delivery of documents to be made at the Closing) have been satisfied or waived by the party entitled to the benefits of such conditions, or at such other place, time and date as Parent and the Company may agree (the "Closing Date").
                                               ------------

          SECTION 1.03.  Effect of the Merger.  At the Effective Time, the
                         --------------------
effect of the Merger shall be as provided in the applicable provisions of Florida Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Purchaser shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Purchaser shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

          SECTION 1.04.  Articles of Incorporation; By-laws.  (a)  Unless
                         ----------------------------------
otherwise determined by Parent prior to the Effective Time, at the Effective Time the Articles of Incorporation of Purchaser, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation.

          (b) Unless otherwise determined by Parent prior to the Effective Time, the By-laws of Purchaser, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by law, the Articles of Incorporation of the Surviving Corporation and such By-laws.

          SECTION 1.05.  Directors and Officers.  The directors of Purchaser
                         ----------------------
immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

          SECTION 1.06.  Effect on Capital Stock.  At the Effective Time, by
                         -----------------------
virtue of the Merger and without any action on the part of the holder of any shares of common stock, par value $0.25 per share, of the Company ("Company
                                                                    -------
Common Stock" or the "Shares") or the holder of any shares of common stock, par
------------          ------
value $0.01 per share, of Purchaser ("Purchaser Common Stock"):
                                      ----------------------

          (a) Conversion of Shares of Common Stock.  Each issued and outstanding
              ------------------------------------
share of Company Common Stock (other than (i) shares of Company Common Stock held by the Company or any of its Subsidiaries as treasury shares and (ii) any shares of Company Common Stock held by Parent or any of its subsidiaries (including Purchaser), shall be converted into the right to receive $6.40 per share, net, in cash (the "Merger Consideration"), payable to the holder thereof
                          --------------------
upon surrender of the certificate formerly representing such shares in accordance with Section 1.07, without interest thereon, less any required withholding taxes. Each such share of Company Common Stock shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate formerly representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be paid in consideration therefor upon surrender of such certificate in accordance with Section 1.07, without interest thereon, less any required withholding taxes.

          (b) Cancellation of Common Stock Owned by Company, Parent and
              ---------------------------------------------------------
Purchaser.  Each share of the Company Common Stock that is owned by, or by any
---------
Subsidiary of, Company, or by Purchaser or any Subsidiary of Parent (including Purchaser) shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

          (c) Conversion of Shares of Purchaser Common Stock.  Each share of
              ----------------------------------------------
Purchaser Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

          SECTION 1.07.  Payment for Company Common Stock.  (a)  Exchange Agent.
                         --------------------------------        --------------
Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as exchange agent in the Merger (the "Exchange Agent"). At or prior to the Effective Time, Parent or Purchaser shall
 --------------
deposit with the Exchange Agent the funds necessary to make the payments contemplated by Section 1.06(a) hereof (the "Exchange Fund").
                                             -------------

          (b) Payment Procedures.  As soon as reasonably practicable after the
              ------------------
Effective Time, the Surviving Corporation shall instruct the Exchange Agent to mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (collectively, the "Certificates") whose shares were converted into the
                          ------------
right to receive the Merger Consideration pursuant to Section 1.06(a), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Surviving Corporation may reasonably specify) ("Transmittal
                                                                  -----------
Letter") and (ii) instructions for use in effecting the surrender of the
------
Certificates in exchange for payment of the Merger Consideration

("Instructions").  Alternatively, the Company shall instruct the Exchange Agent
  ------------
to provide to any holder of shares of Company Common Stock, who so requests, in advance of the Closing a Transmittal Letter and Instructions. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with Transmittal Letter, duly executed, and such other documents as reasonably may be required by the Exchange Agent, and acceptance thereof by the Exchange Agent, which surrender and acceptance may occur at the Closing or after the Effective Time, each holder of a Certificate shall receive in exchange therefor the Merger Consideration specified in Section 1.06(a) hereof, without interest thereon, less any required withholding taxes, and the Certificate so surrendered shall forthwith be canceled. The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. After the Effective Time, there shall be no further transfer on the books and records of the Company or its transfer agent of Certificates, and if Certificates are presented to the Company for transfer, they shall be canceled against payment of the Merger Consideration as herein provided. If any payment of Merger Consideration is to be made to a Person other than the Person in whose name the Certificate surrendered for exchange is registered, it shall be a condition of such payment that the Certificate so surrendered shall be properly endorsed, with the signature guaranteed, or otherwise in proper form for transfer and that the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of the Certificate surrendered, or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 1.07, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without interest thereon, less any required withholding taxes.

          (c) Further Ownership Rights in Company Common Stock.  The Merger
              ------------------------------------------------
Consideration paid upon the surrender for exchange of Certificates in accordance with the terms of this Article I shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Common Stock theretofore represented by such Certificates. If, after the Effective Time, Certificates are presented to the Surviving Company or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article I.

          (d) Termination of Exchange Fund.  Any portion of the Exchange Fund
              ----------------------------
that remains undistributed to the former stockholders of the Company for six months after the Effective Time shall be delivered to the Surviving Company upon demand, and any former stockholders of the Company who have not theretofore complied with this Article I shall thereafter look only to the Surviving Company for payment of their claim for any Merger Consideration, without interest thereon, less any required withholding taxes.

          (e) No Liability.  None of Parent, Purchaser, the Company or the
              ------------
Exchange Agent shall be liable to any Person in respect of any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

           SECTION 1.08.  Employee Stock Options.
                          ----------------------

          Immediately prior to the Effective Time, each outstanding option to purchase Shares (in each case, an "Option"), whether or not then exercisable,
                                   ------
shall be canceled and each holder of a canceled Option shall be entitled to receive a payment (the "Exercise Amount") in cash from the Company, in
                        ---------------
consideration for the cancellation of each such Option, at the same time that the Merger Consideration is received by the holders of Shares, in an amount equal to the product of (i) the number of Shares to be issued upon the exercise of such Option and (ii) the excess, if any, of the Merger Consideration over the exercise price per Share previously subject to such Option. Prior to the Effective Time, the Company shall use its reasonable best efforts to cause each holder of an outstanding Option to consent to the cancellation of such Option in consideration for the payment provided herein, and shall take such other action as may be necessary to carry out the terms of this Section 1.08.


                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

          The Company hereby represents and warrants to Parent and Purchaser that:

          SECTION 2.01.  Organization and Qualification; Subsidiaries.  (a)
                         --------------------------------------------
Each of the Company and each subsidiary of the Company (a "Subsidiary") is a
                                                           ----------
corporation duly
organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Material Adverse Effect (as defined below). The Company and each Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect. When used in connection with the Company or any Subsidiary, the term "Material Adverse Effect" means any change
                                     -----------------------
or effect that, individually or in the aggregate when taken together with any other adverse changes and effects is or is reasonably likely to be materially adverse to the business, operations, condition (financial or otherwise), assets or liabilities (including, without limitation, contingent liabilities) of the Company and the Subsidiaries taken as a whole), other than any effect relating to (i) the United States economy in general or, (ii) changes in economic conditions that affect, in general, the business in which the Company is engaged. A true and complete list of all the Subsidiaries, together with the jurisdiction of incorporation of each Subsidiary and the percentage of the outstanding capital stock of each Subsidiary owned by the Company and each other Subsidiary, is set forth in Section 2.01 of the Disclosure Schedule previously delivered by the Company to Parent (the "Disclosure Schedule"). Except as
                                         -------------------
disclosed in such Section 2.01, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

          (b) Each Subsidiary that is material to the business, operations, condition (financial or otherwise), assets or liabilities (including, without limitation, contingent liabilities) of the Company and the Subsidiaries taken as a whole is so identified in Section 2.01 of the Disclosure Schedule and is referred to herein as a "Material Subsidiary".
                         -------------------

          SECTION 2.02.  Articles of Incorporation and By-laws.  The Company has
                         -------------------------------------
heretofore furnished to Parent a complete and correct copy of the Articles of Incorporation and the By-laws or equivalent organizational documents, each as amended to date, of the Company and each Material Subsidiary. Such Articles of Incorporation and By-laws are true and correct as of the date hereof.

          SECTION 2.03.  Capitalization.  The authorized capital stock of the
                         --------------
Company consists of 12,000,000 Shares and 1,000,000 shares of preferred stock, $0.001 par value per share. As of the date hereof, (i) 4,502,602 Shares are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no Shares are held in the treasury of the

Company, (iii) no Shares are held by the Subsidiaries, and (iv) 108,500 Shares are reserved for future issuance pursuant to employee stock options, options or stock incentive rights granted pursuant to, among other agreements, the Company's Stock Option Plan. As of the date hereof, no shares of capital stock of the Company besides the Shares are issued and outstanding. Except as set forth in this Section 2.03, and except for the Options, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Subsidiary or obligating the Company or any Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Subsidiary. All Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any Shares or any capital stock of any Subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary or any other person. Other than the Shares pledged pursuant to the Pledge Agreement (as defined below), each outstanding share of capital stock of each Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by the Company or another Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, and limitations on the Company's or such other Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever.

          SECTION 2.04.  Authority Relative to this Agreement.  The Company has
                         ------------------------------------
all necessary power and authority to execute and deliver this Agreement and the Escrow Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby (the "Transactions") and
                                                      ------------
thereby. The execution and delivery of this Agreement and the Escrow Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the Escrow Agreement or to consummate the Transactions (other than, with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority of the then outstanding Shares if and to the extent required by applicable law, and the filing and recordation of appropriate merger documents as required by Florida Law). This Agreement and the Escrow Agreement have been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Purchaser, constitute legal, valid and binding obligations of the Company. As a result of actions by the Company's Board of Directors, the voting requirements contained in Section 607.0901 of the Florida Law do not apply to the Transactions, the Escrow Agreement and the Shareholder's Option Agreement.

          SECTION 2.05.  No Conflict; Required Filings and Consents.  (a)
                         ------------------------------------------
Except as set forth in Section 2.05 of the Disclosure Schedule, the execution and delivery of this Agreement and the Escrow Agreement by the Company do not, and the performance of this Agreement and the Escrow Agreement by the Company will not, (i) conflict with or violate the Articles of Incorporation or By-laws or equivalent organizational documents of the Company or any Subsidiary, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation.

          (b) The execution and delivery of this Agreement and the Escrow Agreement by the Company do not, and the performance of this Agreement and the Escrow Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Exchange Act, state securities or "blue sky" laws ("Blue Sky Laws") and state takeover laws, the pre-merger notification
  -------------
requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), and filing
                                                        -------
and recordation of appropriate merger documents as required by Florida Law and
(ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent the Company from performing its obligations under this Agreement.

          SECTION 2.06.  Compliance.  Neither the Company nor any Subsidiary is
                         ----------
in conflict with, or in default or violation of, (i) any material law, rule, regulation, order, judgment or decree applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, or (ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any property or asset of the Company or any Subsidiary is bound or affected.

          SECTION 2.07.  SEC Filings; Financial Statements.  (a)  The Company
                         ---------------------------------
has filed all forms, reports, documents and amendments thereto required to be filed by it with the SEC since January 1, 1995 (the "SEC Reports"). The SEC
                                                     -----------
Reports (i) were prepared, in all material respects, in accordance with the requirements of the Securities Act of 1933, as amended (the "Securities Act"),
                                                             --------------
and the Exchange Act, as the case may be, and the rules and regulations thereunder and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary is required to file any form, report or other document with the SEC.

          (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the SEC Reports was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presented the consolidated financial position, results of operations and changes in financial position of the Company and the consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements), to normal and recurring year-end adjustments.

          (c) Except as and to the extent set forth on the consolidated balance sheet of the Company and the consolidated Subsidiaries as at March 31, 1998, including the notes thereto (the "1998 Balance Sheet"), neither the Company nor
                                  ------------------
any Subsidiary has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with generally accepted accounting principles, except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since April 1, 1998.

          (d) The Company has heretofore furnished to Parent complete and correct copies of all amendments and modifications that have not been filed by the Company with the SEC to all agreements, documents and other instruments that previously had been filed by the Company with the SEC and are currently in effect.

          SECTION 2.08.  Absence of Certain Changes or Events.  Since April 1,
                         ------------------------------------
1998, except as contemplated by this Agreement or disclosed in any SEC Report filed since April 1, 1998 and prior to the date of this Agreement, the Company and the Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since April 1, 1998, there has not been (i) any change in the business, operations, condition (financial or otherwise), assets or liabilities (including, without limitation, contingent liabilities) of the Company or any Subsidiary having, individually or in the aggregate, a Material Adverse Effect, (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to any property or asset of the Company or any Subsidiary and having, individually or in the aggregate, a Material Adverse Effect, (iii) any change by the Company in its accounting methods, principles or practices, (iv) any revaluation by the Company of any asset (including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable), other than in the ordinary course of business consistent with past practice, (v) any entry by the Company or any Subsidiary into any commitment or transaction material to the Company and the Subsidiaries taken as a whole, (vi) any capital expenditure other than in accordance with the budget therefor most-recently provided to Parent prior to the date of this Agreement, or any acquisition of any Person or all or a significant portion of the assets of any Person or any division or business unit or segment thereof, (vii) any waiver of any right of material value relating to the Business, (viii) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company or any redemption, purchase or other acquisition of any of its securities, or (ix) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any officers or key employees of the Company or any Subsidiary, except in the ordinary course of business consistent with past practice.

          SECTION 2.09.  Absence of Litigation.  Except as disclosed in the SEC
                         ---------------------
Reports filed prior to the date of this Agreement, there is no claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary, or any property or asset of the Company or any Subsidiary, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, which (i) individually or in the aggregate, is reasonably likely to require payment by the Company in excess of $100,000 or (ii) seeks to delay or prevent the consummation of any Transaction. As of the date hereof, neither the Company nor any Subsidiary nor any property or asset of the Company or any Subsidiary is subject to any order, writ, judgment, injunction, decree, determination or award.

          SECTION 2.10.  Employee Benefit Plans.  (a)  Section 2.10 of the
                         ----------------------
Disclosure Schedule contains a true and complete list of (i) all employee benefit plans (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option,
                                          -----
stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other employee benefit plans, programs or arrangements, and all employment, termination, severance or other employment contracts or agreements to which the Company or any Subsidiary is a party, with respect to which the Company or any Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Subsidiary for the benefit of any current or former employee, officer or director of the Company or any Subsidiary and (ii) each employee benefit plan for which the Company or any Subsidiary could reasonably be expected to incur liability under Section 4069 of ERISA, in the event such plan were terminated, or under Section 4212(c) of ERISA, or in respect of which the Company or any Subsidiary remains secondarily liable under Section 4204 of ERISA (collectively, the "Plans"). Each Plan is in writing and the Company has
                    -----
previously made available to Parent a
true and complete copy of each Plan and a true and complete copy of each material document prepared in connection with each such Plan, including, without limitation, (i) a copy of each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed Internal Revenue Service ("IRS") Form 5500, (iv) the most
                                          ---
recently received IRS determination letter, if any, for each such Plan, and (v) the most recently prepared actuarial report and financial statement, if any, in connection with each such Plan. Except as disclosed in Section 2.10 of the Disclosure Schedule, neither the Company nor any Subsidiary has any express or implied commitment (i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement other than a Plan,
(ii) to enter into any contract or agreement to provide compensation or benefits to any individual or (iii) to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Internal Revenue Code of 1986, as amended (the "Code").
                                                ----

          (b) Other than as specifically disclosed in Section 2.10 of the Disclosure Schedule, none of the Plans is a multiemployer plan, within the meaning of Section 3(37) or 4001(a)(3) of ERISA (a "Multiemployer Plan"), or a
                                                    ------------------
single employer pension plan, within the meaning of Section 4001(a)(15) of ERISA, for which the Company or any Subsidiary would incur liability if the Company or a Subsidiary withdraws from such Plan or any such Plan was terminated under Section 4063 or 4064 of ERISA (a "Multiple Employer Plan"). Except as
                                        ----------------------
disclosed in Section 2.10 of the Disclosure Schedule, none of the Plans (i) provides for the payment of separation, severance, termination or similar-type benefits to any person, (ii) obligates the Company or any Subsidiary to pay separation, severance, termination or other benefit as a result of any Transaction, or (iii) obligates the Company or any Subsidiary to make any payment or provide any benefit that could be subject to a tax under Section 4999 of the Code. Except as disclosed in Section 2.10 of the Disclosure Schedule, none of the Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company or any Subsidiary. With respect to each Multiemployer Plan and Multiple Employer Plan, Section 2.10(b) of the Disclosure Schedule sets forth an accurate statement or the Company's or Subsidiary's best information or most recent information of the total amount of withdrawal liability that the Company or any Subsidiary would incur in the event of a complete withdrawal, within the meaning of Title IV of ERISA, from each such plan.

          (c) Each Plan other than each Multiemployer Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS that such Plan is so qualified, and each trust established in connection with any Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that such trust is so exempt. Except as disclosed in Schedule 2.10, no fact or event has occurred since the date of any such determination letter from the IRS that has adversely affected the qualified status of any such

Plan or the exempt status of any such trust. Each trust, if any, maintained or contributed to by the Company or any Subsidiary which is intended to be qualified as a voluntary employees' beneficiary association exempt from federal income taxation under Sections 501(a) and 501(c)(9) of the Code has received a favorable ruling letter from the IRS that it is so qualified and so exempt, and no fact or event has occurred since the date of such determination by the IRS that has adversely affected such qualified or exempt status.

          (d) There has been no material prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan (other than any Multiemployer Plan). Neither the Company nor any Subsidiary is currently liable or has previously incurred any liability for any tax or penalty arising under Section 4971, 4972, 4979, 4980 or 4980B of the Code or Section 502(c) of ERISA, and no fact or event exists which could reasonably be expected to give rise to any such liability. Neither the Company nor any Subsidiary has incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation ("PBGC") arising in the ordinary course), including,
                       ----
without limitation, any liability in connection with (i) the termination or reorganization of any employee pension benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan, and no fact or event exists which could reasonably be expected to give rise to any such liability. Except as disclosed on Schedule 2.10, no complete or partial termination has occurred within the five years preceding the date hereof with respect to any Plan. No reportable event (within the meaning of Section 4043 of ERISA) has occurred or is expected to occur with respect to any Plan (other than any Multiemployer Plan) subject to Title IV of ERISA other than those events with respect to which the PBGC notice requirement has been waived. No asset of the Company or any Subsidiary is the subject of any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code; neither the Company nor any Subsidiary has been required to post any security under Section 307 of ERISA or
Section 401(a)(29) of the Code; and no fact or event exists which could reasonably be expected to give rise to any such lien or requirement to post any such security.

          (e) Each Plan is now and has been operated in all material respects in accordance with the requirements of all applicable laws, including, without limitation, ERISA and the Code, and the Company and each Subsidiary have performed all obligations required to be performed by them under, are not in any material respect in default under or in violation of, and have no knowledge of any material default or material violation by any party to, any Plan. No Plan has incurred an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived. All contributions, premiums or payments required to be made with respect to any Plan other than any Plan involving the grant of incentive stock options to the extent that options granted thereunder qualify for incentive stock option treatment under Section 432 of the Code are or will be fully deductible for income tax purposes and no such deduction previously claimed has been challenged by any government entity. The 1998 Balance Sheet reflects an accrual of all amounts of employer contributions and premiums accrued but unpaid with respect to the Plans which are required to be accrued on such balance sheet in accordance with United States Generally Accepted Accounting Principles. With respect to each Plan, if any, other than a Multiemployer Plan, subject to Title IV of ERISA, the accumulated benefit obligations of such Plan (determined as of the date of the most recent actuarial valuation prepared for such Plan) does not exceed the fair market value of the assets of such Plan (determined as of the date of such valuation) attributable to such obligations.

          (f) The Company and the Subsidiaries have not incurred any liability under, and have complied in all respects with, the Worker Adjustment Retraining Notification Act and the regulations promulgated thereunder ("WARN") and do not
                                                              ----
reasonably expect to incur any such liability solely as a result of actions taken or not taken prior to the Effective Time. Section 2.10(f) of the Disclosure Schedule lists (i) all the employees terminated or laid off by the Company or any Subsidiary during the 90 days prior to the date hereof and (ii) all the employees of the Company or any Subsidiary who have experienced a reduction in hours of work of more than 50% during any month during the 90 days prior to the date hereof and describes all notices, if any, given by the Company and the Subsidiaries in connection with WARN with respect to any termination, layoff or reduction in hours described in clause (i) or (ii) of this Section 2.10(f). The Company will, by written notice to Parent and Purchaser, update
Section 2.10(f) of the Disclosure Schedule to include any such terminations, layoffs and 50% reductions in hours from the date hereof through the Effective Time and will provide Parent and Purchaser with any related information which they may reasonably request in connection with the Company's compliance.

          SECTION 2.11.  Labor Matters.  (a) Except as set forth in Section 2.11
                         -------------
of the Disclosure Schedule, (i) there are no controversies pending or, to the knowledge of the Company, threatened between the Company or any Subsidiary and any of their respective employees; (ii) neither the Company nor any Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any Subsidiary, nor, to the knowledge of the Company, are there any activities or proceedings of any labor union to organize any such employees; (iii) neither the Company nor any Subsidiary has breached or otherwise failed to comply with any material provision of any such agreement or contract and there are no grievances outstanding against the Company or any Subsidiary under any such agreement or contract; (iv) there are no unfair labor practice complaints pending against the Company or any Subsidiary before the National Labor Relations Board or any current union representation questions involving employees of the Company or any Subsidiary; and (v) there is no strike, slowdown, work stoppage or lockout, or, to the knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any Subsidiary. The consent of any labor unions which are parties to any collective bargaining agreements listed in Section 2.11 of the Disclosure
Schedule is not required to consummate the Transactions.

          (b) Except as set forth in Section 2.10 of the Disclosure Schedule, to the Company's knowledge, no key executive employee and no group of employees or independent contractors of the Company or any Subsidiary has any plans to terminate his, her or its employment or relationship as an independent contractor with the Company or any Subsidiary or to not remain employed at the Company or any Subsidiary after the Closing. Section 2.11(b) of the Disclosure Schedule sets forth the name, start date, title or position, and the annual or, as the case may be, hourly rate of compensation (including salary, bonuses and commissions), as of the date of this Agreement for each individual engaged by the Company or any Subsidiary as an employee or independent contractor.

          SECTION 2.12.  Recommendation of Board of Directors; Vote Required.
                         ---------------------------------------------------
The Board of Directors of the Company has approved this Agreement (there being no votes against such approval), the Merger and the other transactions contemplated hereby and, subject to Section 7.01(g) hereof, has determined to recommend to its stockholders (the "Recommendation") that its stockholders vote
                                    --------------
in favor of the adoption and approval of this Agreement. The affirmative vote of a majority of the votes that the holders of the outstanding shares of Company Common Stock are entitled to cast with respect to the adoption and approval of this Agreement is the only vote of the holders of any class or series of the capital stock of the Company necessary to approve the Merger and the other transactions contemplated hereby.

          SECTION 2.13.  Opinion of Financial Advisor.  The Company has received
                         ----------------------------
the opinion of Duff & Phelps, L.L.C., dated the date hereof, to the effect that, as of such date, the Merger Consideration is fair to the Company stockholders from a financial point of view, and such opinion has not been withdrawn.

          SECTION 2.14.  Accuracy of Information Supplied.  Neither this
                         --------------------------------
Agreement nor any schedule, exhibit or certificate furnished or required to be furnished by or on behalf of the Company to Parent, Purchaser or any of their agents or affiliates in connection with this Agreement or any of the transactions contemplated hereby, taken as a whole, contains or will contain (at the time when such schedule, exhibit or certificate is furnished) any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

          SECTION 2.15.  Proxy Statement.  On the date the Proxy Statement is
                         ---------------
first mailed to the Company's stockholders, at the time of the Stockholders' Meeting (as hereinafter defined) and at the Effective Time, the Proxy Statement will comply in all material respects with the requirements of the Exchange Act and will not contain any statement that, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein or necessary to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders' Meeting that shall have become false or misleading; provided,
                                                                  --------
however, that the representations and warranties in this subsection shall not
-------
apply to statements in or omissions from the Proxy Statement made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of Parent or Purchaser expressly for use in the Proxy Statement.

           SECTION 2.16.  Title to, Condition and Sufficiency of Assets.  (a)
                          ---------------------------------------------
Owned Properties.  The Company owns no real property.
----------------

          (b) The leases and subleases described on Section 2.16(b) of the Disclosure Schedule (the "Leases") constitute all of the leases of real property
                          ------
used or held for use in the business to which the Company or any Subsidiary is a party. Each Lease is in full force and effect and the Company or a Subsidiary, as indicated for such Lease in Section 2.16(b) of the Disclosure Schedule, holds a valid and existing leasehold or subleasehold interest thereunder in the real property which is subject thereto (collectively, the "Leased Realty"). The
                                                      -------------
Leased Realty constitutes all of the interests in real property used or held for use by the Company or any Subsidiary in the operation of its business. The Company has delivered to Parent complete and accurate copies of each of the Leases, in each case including all modifications and amendments thereto. With respect to each Lease: (i) such Lease is legal, valid, binding, enforceable and in full force and effect; (ii) subject to obtaining any Consent described in
Section 2.05 of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not cause such Lease to cease to be legal, valid, binding, enforceable and in full force and effect on substantially the same terms as are presently in effect; (iii) neither the Company nor any Subsidiary is in material breach or default under, and no event has occurred which, with notice or lapse of time, would constitute such a breach or default of the Company or any Subsidiary of, or permit termination, modification or acceleration of, such Lease; (iv) to the Company's knowledge, no other party to such Lease is in material breach or default under, and no event has occurred which, with notice or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration of, such Lease; (v) neither the Company nor any Subsidiary has (and, to the Company's knowledge, no other party to such Lease has) repudiated any provision thereof; (vi) there are no material disputes, oral agreements, or forbearances in effect as to such Lease;
(vii) such Lease has not been modified in any respect, except to the extent that such modifications are disclosed by the documents delivered to Parent; and
(viii) neither the Company nor any Subsidiary has assigned, transferred, conveyed, mortgaged, deeded in trust or caused any mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or other claims of third parties of any kind (collectively, "Liens"), (other than
                                                          -----
any (A) Liens for current taxes and assessments not yet past due, (B) inchoate mechanics' and materialmen's Liens for construction in progress and (C) workmen's, repairmen's, warehousemen's and carriers' Liens arising in the ordinary course of business of the Company or such Subsidiary consistent with past practice (collectively, "Permitted Liens"), to exist with respect to any
                              ---------------
interest of the Company or any Subsidiary in such Lease.

          (c) There is no proceeding in eminent domain or any similar proceeding pending, or (to the Company's knowledge) threatened, affecting any of the Company's or any Subsidiary's interest in any Leased Realty. There exists no writ, injunction, decree, order or judgment outstanding, nor any litigation, pending, or (to the Company's knowledge) threatened, relating to the ownership, lease, use, occupancy or operation by any of the Company's or any Subsidiary's of any Leased Realty.

          (d) Except as set forth in Section 2.16(d) of the Disclosure Schedule:
(i) the current use by the Company and the Subsidiaries of the Leased Realty does not violate any Lease, law, instrument of record or agreement affecting any Leased Realty, and (ii) there is no violation of any applicable covenant, condition, restriction, easement or agreement.

          SECTION 2.17.  Trademarks, Patents and Copyrights.  The Company and
                         ----------------------------------
the Subsidiaries own or possess adequate licenses or other valid rights to use all material patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, servicemarks, trade secrets, applications for trademarks and for servicemarks, know-how and other proprietary rights and information used or held for use in connection with the business of the Company and the Subsidiaries as currently conducted or as contemplated to be conducted, and the Company is unaware of any assertion or claim challenging the validity of any of the foregoing. A true and complete list of all such items is set forth on Section 2.17 of the Disclosure Schedule. The conduct of the business of the Company and the Subsidiaries as currently conducted and as contemplated to be conducted does not and will not conflict in any material respect with any patent, patent right, license, trademark, trademark right, trade name, trade name right, servicemark or copyright of any third party. To the knowledge of the Company, there are no infringements of any material propriety rights owned by or licensed by or to the Company or any Subsidiary. To the knowledge of the Company, neither it nor any Subsidiary has licensed or otherwise permitted the use by any third party of any material proprietary information.

          SECTION 2.18.  Taxes.  (a) The Company and the Subsidiaries have
                         -----
timely filed all federal, state, local and foreign tax returns and reports required to be filed by them and have paid and discharged all taxes required to be shown thereon and have paid all applicable ad valorem taxes as are due. Such tax returns are true, correct and complete in all material respects. Neither the IRS nor any other taxing authority or agency, domestic or foreign, is now asserting or, to the knowledge of the Company, threatening to assert against the Company or any Subsidiary any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith. Neither the Company nor any Subsidiary is a party to any tax sharing agreement and has no current or contingent contractual obligations to indemnify any other Person with respect to any taxes. Neither the Company nor any Subsidiary has a permanent establishment in any foreign country, within the meaning of the relevant tax treaty between the United States and any such foreign country. None of the Company's or any Subsidiary's assets constitutes "tax exempt use property" within the meaning of Section 168(h) of the Code (or any corresponding provision of state, local or foreign tax law). Neither the Company nor any Subsidiary has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any federal, state, county, municipal or foreign income tax. The accruals and reserves for taxes reflected in the 1998 Balance Sheet are adequate to cover all taxes accruable through such date (including interest and penalties, if any, thereon) in accordance with generally accepted accounting principles. Neither the Company nor any Subsidiary has made an election under Section 341(f) of the Code.

          (b) The Company has furnished to Parent true, correct and complete copies of all tax returns filed with respect to itself or any Subsidiary for (i) each taxable period which remains open to audit, review or examination by the relevant taxing authority or authorities and (ii) the most recent closed taxable period.

          SECTION 2.19.  Environmental Matters.  (a)  For purposes of this
                         ---------------------
Agreement, the following terms shall have the following meanings:  (i)

"Hazardous Substances" means (A) those substances defined in or regulated under
---------------------
the following federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act; (B) petroleum and petroleum products including crude oil and any fractions thereof; (C) natural gas, synthetic gas, and any mixtures thereof; (D) radon; (E) any other contaminant; and (F) any substance with respect to which a federal, state or local agency requires environmental investigation, monitoring, reporting or remediation; and (ii) "Environmental Laws" means any federal, state or local law
                       ------------------
relating to (A) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (B) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (C) otherwise relating to pollution of the environment or the protection of human health.

          (b) Except as described in Section 2.19 of the Disclosure Schedule:
(i) the Company is not in violation of any Environmental Law; (ii) none of the properties owned or leased by the Company (including, without limitation, soils and surface and ground waters) are contaminated with any Hazardous Substance; (iii) the Company is not actually or potentially nor, to the knowledge of the Company, allegedly liable for any off-site contamination; (iv) the Company is not actually or potentially nor, to the knowledge of the Company, allegedly liable under any Environmental Law (including, without limitation, pending or threatened liens); (v) the Company has all material permits, licenses and other authorizations required under any Environmental Law ("Environmental Permits"); (vi) neither the execution and
                    ---------------------
delivery of any transaction contemplated hereunder nor the consummation of the transactions contemplated hereby imposes any obligations for site investigation or cleanup, or notification to or other consent of a governmental entity or any other Person, pursuant to any "transaction-triggered" Environmental Law; and
(vii) the Company and each Subsidiary is in compliance with its Environmental Permits in all material respects.

          SECTION 2.20.  Contracts and Commitments.  (a) Except for the
                         -------------------------
documents contemplated hereunder or any contract described on Section 2.20 of the Disclosure Schedule (with respect to its business) neither the Company nor any Subsidiary is a party to nor bound by, and neither the Company nor any Subsidiary is subject to, any contract, whether written or oral, including any:
(i) collective bargaining agreement or contract with any labor union or any bonus, pension, profit sharing, retirement or any other form of deferred compensation plan or any hospitalization insurance or similar plan or practice;
(ii) contract for the employment or engagement of any individual employee or other Person (including as an independent contractor or on a consulting basis) other than at the will of the employing Person, or any agreement to provide severance or similar benefits upon any termination of employment or other engagement; (iii) agreement, indenture or other contract placing a Lien on any asset of the Company or any Subsidiary; (iv) agreement with respect to the lending or investing of funds by the Company or any Subsidiary; (v) license or royalty agreement; (vi) guaranty of any obligation of any other Person or arrangement having a similar economic effect, other than endorsements made for collection made in the ordinary course of business; (vii) sales representation agreement; (viii) agreement with any intellectual property; (ix) lease or agreement under which it is lessee of, or holds or operates, any personal property owned by any other party calling for payments in excess of $10,000 annually or entered into outside of the ordinary course of business; (x) lease or agreement under which it is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by it; (xi) agreement, contract or understanding pursuant to which the Company or any Subsidiary subcontracts work to a third party; or (xii) other agreement material to the business of the Company and its Subsidiaries.

          (b) Each of the items which is described or required to be described on the Section 2.20 of the Disclosure Schedule is in full force and effect; no item which is described or required to be described on the Section 2.20 of the Disclosure Schedule has been breached in any material respect, canceled or repudiated by the Company or any Subsidiary or (to the Company's knowledge) by any other party thereto; no such other party has indicated in writing or orally to the Company or any Subsidiary that it will stop or decrease the rate of business done with the Company or that it desires to renegotiate its arrangements with the Company or any Subsidiary; the Company and each Subsidiary has performed all material obligations required to be performed by it in connection with the items which are described or required to be described on the
Section 2.20 of the Disclosure Schedule and is not in receipt of any claim of material default under any such item; and neither the Company nor any Subsidiary has a present expectation or intention of not performing in all material respects any obligation pursuant to any item which is described or required to be disclosed on Section 2.20 of the Disclosure Schedule.

          (c) The Company has furnished to Parent a true and correct copy of all written contracts and other items which are described or required to be described on Section 2.20 of the Disclosure Schedule, in each case together with all amendments, waivers or other changes thereto. Section 2.20 of the Disclosure Schedule contains an accurate and complete description of all material terms of all oral contracts and other oral items which are described or required to be described on such Schedule.

          SECTION 2.21.  Governmental Licenses and Permits.  Section 2.21 of the
                         ---------------------------------
Disclosure Schedule contains a complete listing and summary description of all material Governmental Authorizations owned or possessed by the Company or any Subsidiary. Taken together, the Company and its Subsidiaries own or possess all right, title and interest in and to all of the Governmental Authorizations which are necessary or material to conduct the business as currently conducted or proposed to be conducted by the Company and its Subsidiaries. No loss or expiration of any Governmental Authorization is pending, reasonably foreseeable or, to the Company's knowledge, threatened, or would occur as a result of any transaction contemplated by this Agreement.

          SECTION 2.22.  Affiliate Transactions.  Other than as described on
                         ----------------------
Section 2.22 of the Disclosure Schedule, no person employed by the Company or any Subsidiary (a) is a party to any contract (other than in such person employed by the Company or any Subsidiary in its capacity as an employee of the Company or any Subsidiary) or (b) has any interest in any asset of the Company or any Subsidiary, other than indirectly, as a stockholder of the Company.

          SECTION 2.23.  Brokers.  No broker, finder or investment banker (other
                         -------
than Duff & Phelps, L.L.C. for whom the maximum fees paid or payable do not exceed $200,000) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and Duff & Phelps, L.L.C. pursuant to which such firm would be entitled to any payment relating to the Transactions.

                                  ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER
             ------------------------------------------------------

          Parent and Purchaser hereby, jointly and severally, represent and warrant to the Company that:

          SECTION 3.01.  Corporate Organization.  Each of Parent and Purchaser
                         ----------------------
is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a material adverse effect on the business or operations of Parent and Purchaser and their respective subsidiaries taken as a whole.

          SECTION 3.02.  Authority Relative to This Agreement.  Each of Parent
                         ------------------------------------
and Purchaser has all necessary power and authority to execute and deliver this Agreement and the Escrow Agreement (only Parent is making the representation and warranty with respect to this agreement), to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery of this Agreement and the Escrow Agreement (only Parent is making the representation and warranty with respect to this Agreement) by Parent and Purchaser and the consummation by Parent and Purchaser of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent or Purchaser are necessary to authorize this Agreement or the Escrow Agreement or to consummate the Transactions (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by Florida Law). This Agreement and the Escrow Agreement (only Parent is making the representation and warranty with respect to this Agreement) have been duly and validly executed and delivered by Parent and Purchaser and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Purchaser enforceable against each of Parent and Purchaser in accordance with its terms except that the Escrow Agreement shall only be enforceable against Parent.

          SECTION 3.03.  No Conflict; Required Filings and Consents.   (a)  The
                         ------------------------------------------
execution and delivery of this Agreement by Parent and Purchaser do not, and the performance of this Agreement by Parent and Purchaser will not, (i) conflict with or violate the Certificate of Incorporation (Articles of Incorporation in the case of Purchaser) or By-laws of either Parent or Purchaser, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or Purchaser or by which any property or asset of either of them is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or Purchaser pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Purchaser is a party or by which Parent or Purchaser or any property or asset of either of them is bound or affected, except for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, have a material adverse effect on the ability of Parent or Purchaser to consummate the Transactions.

          (b) The execution and delivery of this Agreement by Parent and Purchaser do not, and the performance of this Agreement by Parent and Purchaser will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Exchange Act, Blue Sky Laws and state takeover laws, the HSR Act, and the filing and recordation of appropriate merger documents as required by Florida Law and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent Parent or Purchaser from performing their respective obligations under this Agreement.

          SECTION 3.04.  Proxy Statement.  The information supplied in writing
                         ---------------
by each of Parent and Purchaser for inclusion in the Proxy Statement will not, on the date the Proxy Statement is first mailed to stockholders of the Company, at the time of the Stockholders' Meeting and at the Effective Time, contain any statement that, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any information previously supplied by any of Parent, or Purchaser for inclusion in the Proxy Statement that shall have become false or misleading.

          SECTION 3.05.  Brokers.  No broker, finder or investment banker is
                         -------
entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or Purchaser.

          SECTION 3.06.  Accuracy of Information Supplied.  Neither this
                         --------------------------------
Agreement nor any schedule, exhibit or certificate furnished or required to be furnished by or on behalf of Parent or Purchaser to the Company or any of its agents or affiliates in connection with this Agreement or any of the transactions contemplated hereby, taken as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

          SECTION 3.07.  Trust Organization.  DMA Holdings Statutory Trust (the
                         ------------------
"Trust") is a trust duly organized under the laws of Connecticut, and is duly
 -----
organized, validly existing and in good standing under the laws of its creation. Parent has heretofore delivered or made available to the Company true and complete copies of the trust agreement pursuant to which the Trust was organized. DMA, L.P. a Delaware limited partnership is the beneficiary of the Trust. First Union National Bank, a national banking association, is the trustee of the Trust. The Trustee holds all of the issued and outstanding capital stock of Parent.


                                  ARTICLE IV

                     CONDUCT OF BUSINESS PENDING THE MERGER
                     --------------------------------------

          SECTION 4.01.  Conduct of Business by the Company Pending the Merger.
                         -----------------------------------------------------
The Company covenants and agrees that, between the date of this Agreement and the Effective Time, unless Parent shall otherwise agree in writing, the businesses of the Company and the Subsidiaries shall be conducted only in, and the Company and the Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and the Company shall use its reasonable best efforts to preserve substantially intact the business organization of the Company and the Subsidiaries, to keep available the services of the current officers, employees and consultants of the Company and the Subsidiaries and to preserve the current relationships of the Company and the Subsidiaries with customers, suppliers and other persons with which the Company or any Subsidiary has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, neither the Company nor any Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent (which consent shall not be unreasonably withheld) of Parent:

          (a) amend or otherwise change its Articles of Incorporation or By-laws or equivalent organizational documents;

          (b) issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (i) any shares of capital stock of any class of the Company or any Subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Subsidiary (except for the issuance in accordance with their respective terms of a maximum of 108,500 Shares issuable pursuant to employee stock options outstanding on the date hereof, or the continuation of the Company's policy of reissuing Shares for directors fees, if elected by any director) or (ii) any assets of the Company or any Subsidiary, except for sales in the ordinary course of business and in a manner consistent with past practice;

          (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

          (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

          (e) (i) acquire, for more than $200,000 in any single transaction, or $1,000,000 in the aggregate, for any group of transactions, (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, other business organization or any division thereof or any material amount of assets; (ii) incur any indebtedness for borrowed money, or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except, in each case, in the ordinary course of business and consistent with past practice; (iii) enter into any contract or agreement other than in the ordinary course of business, consistent with past practice; (iv) authorize any single capital expenditure which is in excess of $200,000 or capital expenditures which are, in the aggregate, in excess of $2,000,000 for the Company and the Subsidiaries, taken as a whole; or (v) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this Section 4.01(e);

          (f) except as set forth in Section 4.01(f) of the Disclosure Schedule, increase the compensation payable or to become payable to its officers or employees, except for increases in accordance with existing agreements, past practices in salaries or wages of employees of the Company or any Subsidiary who are not officers of the Company, or grant any severance or termination pay to or enter into any employment or severance agreement with, any director, officer or other employee of the Company or any Subsidiary, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

          (g) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

          (h) make any tax election or settle or compromise any material federal, state, local or foreign income tax liability; or

          (i) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the 1998 Balance Sheet or subsequently incurred in the ordinary course of business and consistent with past practice.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS
                             ---------------------

          SECTION 5.01.  Stockholders' Meeting.  (a)  If required by applicable
                         ---------------------
law in order to consummate the Merger, the Company, acting through the Board, shall, in accordance with applicable law and the Company's Articles of Incorporation and By-laws use its reasonable best efforts to, (i) duly call, give notice of, convene and hold an annual or special meeting of its stockholders as promptly as practicable following the clearance of the Proxy Statement by the SEC for the purpose of considering and taking action on this Agreement and the transactions contemplated hereby (the "Stockholders' Meeting")
                                                         ---------------------
and (ii) subject to its fiduciary duties under applicable law as advised in writing by independent counsel, (A) include in the Proxy Statement the recommendation of the Board that a majority of the stockholders of the Company entitled to vote on the Merger Agreement approve this Agreement and the transactions contemplated hereby and (B) use its reasonable best efforts to obtain such approval and adoption. At the Stockholders' Meeting, Parent and Purchaser shall cause all Shares then owned by them and their subsidiaries to be voted in favor of the approval and adoption of this Agreement and the transactions contemplated hereby.

          SECTION 5.02.  Proxy Statement.  (a) If required by applicable law,
                         ---------------
within 15 business days following the execution of this Agreement, with all reasonable and necessary assistance from Parent and Purchaser, the Company shall file the Proxy Statement with the SEC under the Exchange Act, and shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC. The Proxy Statement shall comply with all provisions of the Exchange Act, including, without limitation, Rule 14a-9 thereunder. Parent, Purchaser and the Company shall cooperate with each other in the preparation of the Proxy Statement, and the Company shall notify Parent of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to Parent promptly copies of all correspondence between the Company or any representative of the Company and the SEC. The Company shall give Parent and its counsel the opportunity to review the Proxy Statement prior to its being filed with the SEC, and shall give Parent and its counsel the opportunity to review all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of the Company, Parent and Purchaser agrees to use its reasonable best efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC and to cause the Proxy Statement and all required amendments and supplements thereto to be mailed to the holders of Shares entitled to vote at the Stockholders' Meeting at the earliest practicable time.

          (b) If any event shall occur as a result of which it is necessary, in the opinion of legal counsel to Parent or the Company, to amend the Proxy Statement in order to make the Proxy Statement not misleading in light of the circumstances existing at the time it is delivered to a holder of Common Stock, the Company shall forthwith amend the Proxy Statement (in form and substance reasonably satisfactory to legal counsel to Parent) so that, as so amended, the Proxy Statement will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time it is delivered to a holder of Common Stock, not misleading. Parent and Purchaser shall furnish any information reasonably requested by the Company which is necessary to amend the Proxy Statement in accordance with this Section 5.02(b).

          SECTION 5.03.  Access to Information.  (a)  From the date hereof to
                         ---------------------
the Effective Time, the Company shall, and shall cause the Subsidiaries and the officers, directors, employees, auditors and agents of the Company and the Subsidiaries to, afford the officers, employees and agents of Parent and Purchaser and persons providing or committing to provide Parent or Purchaser with financing for the Transactions complete access at all reasonable times to the officers, employees, agents, properties, offices, plants and other facilities, books and records of the Company and each Subsidiary, and shall furnish Parent and Purchaser and persons providing or committing to provide Parent or Purchaser with financing for the Transactions with all financial, operating and other data and information as Parent or Purchaser, through its officers, employees or agents, may reasonably request.

          (b) No investigation pursuant to this Section 5.03 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

          (c) From and after the date hereof, each party hereto shall, and shall use its best efforts to cause its affiliates and its and their respective agents to, keep secret and hold in strictest confidence any and all documents and information identified by any other party as confidential and furnished to such first party (whether before or after the date hereof) in connection with the transactions contemplated hereunder, other than the following: (i) information that has become generally available to the public other than as a result of a disclosure by such party, its affiliates or its agents; (ii) information that has become available to such party or an agent of such party on a nonconfidential basis from a third party having, to the knowledge of such party (after reasonable inquiry), no obligation of confidentiality or other legal or fiduciary obligation of secrecy to a party to this Agreement and that has not itself, to the knowledge of such party (after reasonable inquiry), received such information directly or indirectly in breach of any such obligation; and (iii) information that is required to be disclosed by applicable law or pursuant to any listing agreement with, or the rules or regulations of, any securities exchange on which securities of such party or any such affiliate are listed or traded. If any party hereto is required to disclose any such confidential information pursuant to applicable law, such party shall promptly notify each other party in writing, which notification shall include the nature of the legal requirement and the extent of the required disclosure, and shall cooperate with each other party to preserve the confidentiality of such information consistent with applicable law. In the event the transactions contemplated by this Agreement are not consummated, each party hereto shall return all materials in its possession containing confidential information belonging to another party and shall not use any such information for any purpose whatsoever.

          SECTION 5.04.  No Solicitation of Transactions.  Neither the Company
                         -------------------------------
nor any Subsidiary shall, directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage the submission of any proposal or offer from any person relating to any acquisition or purchase of all or any portion of the assets of, or any equity interest in, the Company or any Subsidiary or any business combination with the Company or any Subsidiary, participate in any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing; provided, however, that the Company
                                           --------  -------
may, in accordance with its fiduciary duties under applicable law as advised in writing by independent counsel of the Board, respond to unsolicited offers from third parties that seek to do any of the foregoing. The Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company shall notify Parent promptly if any such proposal or offer, or any inquiry or contact with any person with respect thereto, is made and shall, in any such notice to Parent, indicate in reasonable detail the identity of the person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or contact. The Company agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Company is a party.

          SECTION 5.05.  Directors' and Officers' Indemnification and Insurance.
                         ------------------------------------------------------
(a) The By-laws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification than are set forth in Article XI of the By-laws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at the Effective Time were directors, officers, employees, fiduciaries or agents of the Company, unless such modification shall be required by law.

          (b) The Company shall, to the fullest extent permitted under applicable law and regardless of whether the Merger becomes effective, indemnify and hold harmless, and, after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted under applicable law, indemnify and hold harmless, each present and former director, officer, employee, fiduciary and agent of the Company and each Subsidiary (collectively, the "Indemnified Parties") against all costs and expenses (including attorneys'
     -------------------
fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as an officer, director, employee, fiduciary or agent, whether occurring before or after the Effective Time, for a period of six years after the date hereof. In the event of any such claim, action, suit, proceeding or investigation, (i) the Company or the Surviving Corporation, as the case may be, shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Company or the Surviving Corporation, promptly after statements therefor are received and (ii) the Company and the Surviving Corporation shall cooperate in the defense of any such matter; provided,
                                                               --------
however, that neither the Company nor the Surviving Corporation shall be liable
-------
for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and provided further that neither the Company nor the
                               -------- -------
Surviving Corporation shall be obligated pursuant to this Section 5.05(b) to pay the fees and expenses of more than one counsel for all Indemnified Parties in any single action except to the extent that two or more of such Indemnified Parties shall have conflicting interests in the outcome of such action; and provided further that, in the event that any claim for indemnification is
-------- -------
asserted or made within such six-year period, all rights to indemnification in respect of such claim shall continue until the disposition of such claim.

          (c) The Surviving Corporation shall use its reasonable best efforts to maintain in effect for three years from the Effective Time, if available, the current directors' and officers' liability insurance policies maintained by the Company (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring prior to the Effective Time; provided, however, that in no event shall the Surviving
                --------  -------
Corporation be required to expend pursuant to this Section 5.05(c) more than 150% of the current annual premiums.

          (d) In the event the Company or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Company or the Surviving Corporation, as the case may be, or at Parent's option, Parent, shall assume the obligations set forth in this Section 5.05.

          SECTION 5.06.  Notification of Certain Matters.  The Company shall
                         -------------------------------
give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence, or nonoccurrence, of any event the occurrence, or nonoccurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate and (ii) any failure of the Company, Parent or Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to
                 --------  -------
this Section 5.06 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          SECTION 5.07.  Further Action; Reasonable Best Efforts.  Upon the
                         ---------------------------------------
terms and subject to the conditions hereof, each of the parties hereto shall (i) make, within 30 days following the execution of this Agreement, its respective filings, and thereafter make any other required submissions, under the HSR Act with respect to the Transactions and (ii) use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Transactions, including, without limitation, using its reasonable best efforts to obtain all licenses, permits (including, without limitation, Environmental Permits), consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company and the Subsidiaries as are necessary for the consummation of the Transactions and to fulfill the conditions to the Merger. In case at any time after the Effective Time any further action is reasonably necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their reasonable best efforts to take all such action.

          SECTION 5.08.  Public Announcements.  Parent and the Company shall
                         --------------------
consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any Transaction and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange to which Parent or the Company is a party.

          SECTION 5.09.  Consents Generally.  Each of the Company and Parent
                         ------------------
will (and will cause its Subsidiaries to) use their reasonable best efforts (without being required to make any payment not specifically required by the terms of any related contract law or agree to any material modification or waiver of any term of any contract or any other right) to (a) obtain or cause to be obtained prior to the Closing all Consents, and (b) cause each Consent to be effective as of the time of the Closing (whether it is granted or entered into prior to or after the Closing).

          SECTION 5.10.  Prepayment of Certain Debt.  As of the Effective Time,
                         --------------------------
Parent shall repay any and all amounts borrowed by the Company pursuant to the terms of both the Company's bank credit agreement, dated as of May 30, 1997, by and among the Company, PNC Bank, N.A., SunTrust Bank, Central Florida, N.A. and Lehman Commercial Paper Inc. (the "Credit Agreement") and the note assumption
                                   ----------------
agreement, dated May 30, 1997, by and among the Company, Suncom and Midwest Mezzanine Fund L.P. (the "Note Agreement"), and, after the Effective Time, take
                          --------------
all steps reasonably necessary to terminate the Credit Agreement and the Note Agreement.

          SECTION 5.11.   Release of Company Stock.  Prior to the Effective
                          ------------------------
Time, the Company shall use its reasonable best efforts to cause all Shares being held by Mr. A.J. Schell, as security, for certain amounts due Mr. Schell pursuant to that certain agreement between Suncom and Mr. Schell, dated as of May 30, 1997 (the "Pledge Agreement") to be released. Such Shares should
                   ----------------
thereafter be held free and clear of any claim, lien or other encumbrance and available for transfer hereunder. The Company shall thereafter take all steps reasonably necessary to terminate the Pledge Agreement.

          SECTION 5.12   Cancellation of Suncom Option.  Prior to the Effective
                         -----------------------------
Time, the Company shall use its reasonable best efforts to cause the option held by Suncom which permits Suncom to purchase up to 1,000,000 Shares to be cancelled.


                                  ARTICLE VI

                            CONDITIONS TO THE MERGER
                            ------------------------

          SECTION 6.01.  Conditions to the Merger.  The respective obligations
                         ------------------------
of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) Stockholder Approval.  This Agreement and the transactions
              --------------------
contemplated hereby shall have been approved by the affirmative vote of the stockholders of the Company to the extent required by Florida Law and the Articles of Incorporation of the Company;

          (b) HSR Act.  Any waiting period (and any extension thereof)
              -------
applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated; and

          (c) No Order.  No foreign, United States or state governmental
              --------
authority or other agency or commission or foreign, United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the acquisition of Shares by Parent or Purchaser or any affiliate of either of them illegal or otherwise restricting, preventing or prohibiting consummation of the Transactions.

          SECTION 6.02.   Conditions to the Obligations of Parent and Purchaser.
                          -----------------------------------------------------
The obligations of Parent and Purchaser under this Agreement to consummate the Transactions contemplated hereby are subject to the satisfaction of the following conditions, the imposition of which is solely for the benefit of Parent and Purchaser and any one or more of which may be expressly waived by Parent, in its sole discretion, except as otherwise required by law:

          (a) Accuracy of Representations and Warranties.  The representations
              ------------------------------------------
and warranties of the Company contained herein shall have been true and correct in all material respects when made, and shall be true and correct in all material respects at and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty shall by its terms have been made as of a specific date in which case such representation and warranty shall have been true and correct in all material respects as of such specific date). For purposes of this Section 6.02(a), the requirement that the representations and warranties of the Company shall be true and correct in "all material respects" is not intended to establish a different or higher materiality standard with respect to any representation or warranty that is already qualified by a materiality or a Material Adverse Effect standard by the terms thereof. Parent shall have received a certificate of the Company dated the Closing Date and signed by an officer of the Company certifying to the fulfillment of this condition;

          (b) Performance of Agreements.   The Company shall have performed in
              -------------------------
all material respects all obligations and agreements and complied in all material respects with all covenants and conditions contained in this Agreement or otherwise contemplated hereby to be performed and complied with by it at or prior to the Closing Date, and Parent shall have received a certificate of the Company dated the Closing Date and signed by an officer of the Company certifying to the fulfillment of this condition;

          (c) No Material Adverse Change.   Since April 1, 1998, there shall not
              --------------------------
have occurred any change, condition, event, or development that has a Material Adverse Effect;

          (d) Adverse Actions.   There shall not have been instituted or be
              ---------------
pending any action or proceeding before any court or governmental, administrative or regulatory authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, materially delay or otherwise directly or indirectly restrain or prohibit or make materially more costly the consummation of the Merger, or the consummation of any other Transaction, or seeking to obtain material damages in connection with any Transaction; (ii) seeking to prohibit or limit materially the ownership or operation by the Company, Parent or any of their subsidiaries of all or any material portion of the business or assets of the Company, Parent or any of their subsidiaries, or to compel the Company, Parent or any of their subsidiaries to dispose of or hold separate all or any material portion of the business or assets of the Company, Parent or any of their subsidiaries, as a result of the Transactions; (iii) seeking to impose or confirm limitations on the ability of Parent, Purchaser or any other affiliate of Parent to exercise effectively full rights of ownership of any Shares; (iv) seeking to require divestiture by Parent, Purchaser or any other affiliate of Parent of any Shares; or (v) which otherwise has a Material Adverse Effect or which is reasonably likely materially adversely to affect the business, operations, condition (financial or otherwise), assets or liabilities (including, without limitation, contingent liabilities) of Parent;

          (e) Governmental Orders.  There shall not have been any action taken,
              -------------------
or any statute, rule, regulation, legislation, interpretation, judgment, order or injunction enacted, entered, enforced, promulgated, amended, issued or deemed applicable to (i) Parent, the Company or any subsidiary or affiliate of Parent or the Company or (ii) any Transaction, by any legislative body, court, government or governmental, administrative or regulatory authority or agency, domestic or foreign, other than the routine application of the waiting period provisions of the HSR Act to the Merger, which is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (v) of paragraph (a) above;

          (f) Employee Stock Options.  The Company shall have taken all
              ----------------------
necessary measures to cancel each Option as specified in Section 1.08 hereof and such option shall, in fact, be cancelled;

          (g) Suncom Option.  The Company shall have cancelled the option held
              -------------
by Suncom which permits Suncom to purchase up to 1,000,000 Shares;

          (h) Maximum Liabilities.  The Closing Net Liability Amount shall not
              -------------------
be greater than $33,950,000.  "Closing Net Liability Amount" means the sum of:
                               ----------------------------
(i) the aggregate amount of the liabilities, other than the current liabilities of the Company and its Subsidiaries, (ii) the aggregate amount of the current portions of all non-current liabilities of the Company and its Subsidiaries (e.g., the portion, if any, of the principal amount of any long-term indebtedness of the Company which is classified under generally accepted accounting principles as a current liability by virtue of the fact that such portion is due and payable within one year of the time in question), (iii) without duplication of any amount described in clause (ii) above, the aggregate amount of all unpaid accrued interest which is part of the current liabilities of the Company and its Subsidiaries, and (iv) the excess, if any, of the aggregate amount of the current liabilities of the Company and its Subsidiaries not described in clause (ii) or clause (iii) over the aggregate amount of the current assets of the Company and its Subsidiaries; in each of the foregoing cases determined on a consolidated basis as of the time of the Closing in accordance with generally accepted accounting principles;

          (i) Release of Company Stock.  The Company shall have secured the
              ------------------------
release of the Shares under the Pledge Agreement; and

          (j) Consents.  All Consents, listed on Section 2.05 of the Disclosure
              --------
Schedule, shall have been obtained and be in full force and effect. The Company shall have delivered to Parent copies of all such Consents.

          SECTION 6.03.  Conditions to the Obligations of The Company.  The
                         --------------------------------------------
obligations of the Company to consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions, the imposition of which is solely for the benefit of the Company and any one or more of which may be expressly waived by the Company, in its sole discretion, except as otherwise required by law:

          (a) Accuracy of Representations and Warranties.  The representations
              ------------------------------------------
and warranties of Parent and Purchaser contained herein shall have been true and correct in all material respects when made, and shall be true and correct in all material respects at and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty had by its terms been made as of a specific date, in which case such representation and warranty shall have been true and correct in all material respects as of such specific date). For purposes of this Section 6.03(a), the requirement that the representations and warranties of Parent and Purchaser shall be true and correct in "all material respects" is not intended to establish a different or higher materiality standard with respect to any representation or warranty that is already qualified by a materiality or a Material Adverse Effect standard by the terms thereof. The Company shall have received a certificate of Parent dated the Closing Date and signed by an officer of Parent certifying to the fulfillment of this condition;

          (b) Performance of Agreements.  Each of Parent and Purchaser shall
              -------------------------
have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions contained in this Agreement to be performed and complied with by it at or prior to the Closing Date, and the Company shall have received a certificate of Parent dated the Closing Date and signed by an officer of Parent certifying the fulfillment of this condition; and

          (c) Prepayment of Certain Debt.  As of the Effective Time, Parent
              --------------------------
shall have repaid all amounts outstanding under the Credit Agreement and the Note Agreement.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER
                       ---------------------------------

          SECTION 7.01.  Termination.  This Agreement may be terminated and the
                         -----------
Merger and the other Transactions may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of the
Company:

          (a) By mutual written consent duly authorized by the Boards of Directors of Parent, Purchaser and the Company; or

          (b) By Parent if there has been a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement that, if not a willful breach and if curable, has not been cured within 15 days following receipt by the Company of notice of such breach from Parent;

          (c) By the Company if there has been a material breach of any representation, warranty, covenant or agreement on the part of Parent or Purchaser set forth in this Agreement that, if not a willful breach and if curable, has not been cured within 15 days following receipt by Parent or Purchaser of notice of such breach from the Company;

          (d) By either Parent or the Company, if the Merger shall not have been consummated within 150 days of the signing of this Agreement (or such later date as may be agreed to by Parent and the Company), provided that neither party may terminate this Agreement under this Section 7.01(d) if the failure has been caused by such party's material breach of this Agreement;

          (e) By either Parent or the Company, if this Agreement shall fail to receive the requisite vote for approval and adoption by the stockholders of the Company at the Stockholders Meeting;

          (f) By Parent, if (i) the Board of Directors of the Company shall withdraw, modify or change the Recommendation in a manner adverse to Parent or shall have resolved to do any of the foregoing; (ii) the Board of Directors of the Company shall have recommended to the stockholders of the Company, or agreed to enter into, an Alternate Transaction (which shall include, without limitation, any merger, consolidation or sale of all or substantially all of the Company's assets); (iii) a tender offer or exchange offer, except for such an offer by Parent, an affiliate or any "group" of which any of them is a member, for shares of capital stock of the Company that would result in the beneficial ownership by any Person or any "group" (as defined in Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of more than 50% of the outstanding shares of any class of capital stock of the Company is commenced; or (iv) any Person, other than Suncom, or, other than Parent, an affiliate or any "group" of which any of them is a member shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" shall have been formed that beneficially owns, or has the right to acquire "beneficial ownership" of, more than 50% of the then-outstanding shares of any class of capital stock of the Company;

          (g) By either the Company or Parent, prior to the occurrence of the vote of the stockholders of the Company with respect to this Agreement, if (i) the Company has received an Alternate Transaction Proposal that the Company's Board of Directors determines in good faith could be financially superior to the Merger, (ii) based on the written advice of outside independent legal counsel, the Company's Board of Directors believes that it is required to respond to and pursue such Alternate Transaction Proposal in order to comply with its fiduciary obligations to holders of Common Stock under applicable Florida Law, and (iii) the Company has entered into a definitive agreement to consummate such Alternate Transaction Proposal;

          (h) By Parent or the Company, if a court of competent jurisdiction or other governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the consummation of the Merger, and such order, decree, ruling or other action shall have become final and nonappealable.

          SECTION 7.02.  Effect of Termination.  In the event of the termination
                         ---------------------
of this Agreement pursuant to Section 7.01, this Agreement shall forthwith become void, and there shall be no liability or further obligation on the part of any party hereto, except (i) as set forth in Sections 5.03(c), 5.08, 7.02,
7.03 and 8.01 and (ii) nothing herein shall relieve any party from liability for any breach hereof; provided, however, that no termination of this Agreement
                   --------  -------
shall be of any effect unless and until the Company has paid to Parent the Fee and any Expenses due the Parent from the Company pursuant to Section 7.03 hereof.

          SECTION 7.03.  Fees and Expenses.  (a)  The Company agrees that if
                          -----------------
this Agreement shall be terminated pursuant to:

               (i) Section 7.01(f)(i), Section 7.01(f)(ii) or Section 7.01(g);
or

              (ii) Section 7.01(e) and (A) at the time this Agreement is terminated there shall exist an Alternate Transaction Proposal or any Person shall have publicly announced its intention to make an Alternate Transaction Proposal and (B) within 12 months after the date on which this Agreement is terminated the Company shall sign a definitive agreement for the purpose of consummating an Alternate Transaction.

          If this Agreement is terminated pursuant to any of the foregoing provisions, then the Company shall pay to Parent an amount equal to 3% of the aggregate Merger Consideration (the "Fee") which amount shall be payable in
                                     ---
immediately available funds, plus all Expenses (as hereinafter defined).

          (b) If this Agreement is terminated pursuant to Section 7.01(e),
Section 7.01(f)(i), Section 7.01(f)(ii), or Section 7.01(g) and neither Parent nor Purchaser is in material breach of their respective material covenants and agreements contained in this Agreement or their respective representations and warranties contained in this Agreement, the Company shall, whether or not any payment is made pursuant to Section 7.03(a), reimburse each of Parent and Purchaser (not later than five business days after submission of statements therefor) for all out-of-pocket expenses and fees up to $500,000 in the aggregate (including, without limitation, fees and expenses payable to all banks, investment banking firms, other financial institutions and other persons and their respective agents and counsel for arranging, committing to provide or providing any financing for the Transactions or structuring the Transactions, and all fees of counsel, accountants, experts and consultants to Parent, Purchaser and all printing and advertising expenses) actually incurred or accrued by either of them or on their behalf in connection with the Transactions, including, without limitation, the financing thereof, and actually incurred or accrued by banks, investment banking firms, other financial institutions and other persons and assumed by Parent and Purchaser in connection with the negotiation, preparation, execution and performance of this Agreement, the structuring and financing of the Transactions and any financing commitments or agreements relating thereto (all the foregoing being referred to herein collectively as the "Expenses").
                     --------

          (c) The Company agrees that if this Agreement is terminated pursuant to Section 7.01(b), the Company shall pay Parent an amount equal to 3% of the aggregate Merger Consideration as liquidated damages, which payment shall be the exclusive remedy available to Parent at law or in equity in respect of termination pursuant to Section 7.01(b) hereof, and shall constitute payment for all claims, damages, out-of-pocket expenses and fees arising out of or incurred by Parent or Purchaser in connection with this transaction.

          (d) Parent and Purchaser agree that if this Agreement is terminated pursuant to Section 7.01(c), Parent shall cause Purchaser to pay the Company $1,750,000 as liquidated damages, which payment shall be the exclusive remedy available to the Company at law or in equity in respect of any breach of this Agreement by Parent or Purchaser, and shall constitute payment for all claims, damages, out-of-pocket expenses and fees arising out of or incurred by the Company in connection with this transaction. Parent and the Company shall cause an escrow agreement (the "Escrow Agreement") to be entered into on the date
                          ----------------
hereof. The Escrow Agreement shall be funded by Parent in the amount of $1,750,000, and shall serve to fund the obligations of Parent and Purchaser under this Section 7.03(d).

          (e ) Except as set forth in this Section 7.03, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses, whether or not any Transaction is consummated.

          SECTION 7.04.  Amendment.  This Agreement may be amended by the
                         ---------
parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that,
                                                   --------  -------
after the approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

          SECTION 7.05.  Waiver.  At any time prior to the Effective Time, any
                         ------
party hereto may (i) extend the time for the performance of any obligation or other act of any other party hereto, (ii) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.


                                 ARTICLE VIII

                               GENERAL PROVISIONS
                               ------------------

          SECTION 8.01.  Non-Survival of Representations, Warranties and
                         -----------------------------------------------
Agreements. The representations, warranties and agreements in this Agreement
----------
shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.01, as the case may be, except that the agreements set forth in Article I and Section 5.05 shall survive the Effective Time indefinitely and those set forth in Section 5.03(c) and Section 5.08 shall survive termination indefinitely.

          SECTION 8.02.  Notices.  All notices, requests, claims, demands and
                         -------
other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.02):

                                       37
          if to Parent or Purchaser:

               DMA Holdings, Inc.

               c/o Integrated Capital Associates, Inc.
               220 Jackson Street, Suite 2000
               San Francisco, CA  94111
               Telecopier No:  415-986-5511
               Attention:  President

          with a copy to:

               Shearman & Sterling
               555 California Street, 20th Floor
               San Francisco, CA   94104
               Telecopier No:   415-616-1199
               Attention:  Christopher D. Dillon, Esq.

          if to the Company:

               Audio Communications Network, Inc.
               1000 Legion Place, Suite 1515
               Orlando, Florida  32801
               Telecopier No:   407-649-8873
               Attention:  President

          with a copy to:

               Morgan Lewis & Bockius
               2000 One Logan Square
               Philadelphia, PA  19103
               Telecopier No:  215-963-5599
               Attention:  Tom Sharbaugh

          with a copy to:

               Bear, Marks & Upham
               805 3rd Avenue
               New York, NY 10022
               Telecopier No:   212-702-5835
               Attention:   Anne Pitter

           SECTION 8.03.  Certain Definitions.  For purposes of this Agreement,
                          -------------------
the term:

          (a) "affiliate" of a specified person means a person who directly or
               ---------
indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such specified person;

          (b) "beneficial owner" with respect to any Shares means a person who
               ----------------
shall be deemed to be the beneficial owner of such Shares (i) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly,
(ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates or person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Shares;

          (c) "business day" means any day on which the principal offices of the
               ------------
SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in the City of New York;

          (d) "consent" means any consent, order, approval, authorization or
               -------
other action of, or any filing with or notice to or other action with respect to, any governmental entity or any other Person which is required for any of the execution, delivery or performance of this Agreement or any other document contemplated hereby, the consummation of the Merger or any other transaction contemplated hereby, or the conduct or operation of the business by the Company and its Subsidiaries after the Merger or the holding or utilization of any asset of the business of the Company and its Subsidiaries after the Merger, whether such requirement arises pursuant to any law or contract, including any of the foregoing which is required in order to prevent a breach of or a default under or a termination or modification of any contract.

          (e) "control" (including the terms "controlled by" and "under common
               -------                        -------------       ------------
control with") means the possession, directly or indirectly or as trustee or
------------
executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

          (f) "governmental authorizations" means any approval, consent or order
               ---------------------------
of any United States federal or state body; and

          (g) "person" means an individual, corporation, partnership, limited
               ------
partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

          SECTION 8.04.  Severability.  If any term or other provision of this
                         ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

          SECTION 8.05.  Entire Agreement; Assignment.  This Agreement
                         ----------------------------
constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise, except that Parent and Purchaser may assign all or any of their rights and obligations hereunder to any affiliate of Parent, provided that no such
                                                  --------
assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

          SECTION 8.06.  Parties in Interest.  This Agreement shall be binding
                         -------------------
upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 5.05 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

          SECTION 8.07.  Specific Performance.  The parties hereto agree that
                         --------------------
irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

          SECTION 8.08.  Governing Law.  Except to the extent the Merger is
                         -------------
mandatorily governed by Florida law, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that state. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any federal district court sitting in the City of New York.

          SECTION 8.09.  Headings.  The descriptive headings contained in this
                         --------
Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 8.10.  Counterparts.  This Agreement may be executed in one or
                         ------------
more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, Parent, Purchaser and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                              DMA HOLDINGS, INC.



                              By /s/ Douglas Wolf
                                 -----------------------------------
                                  Title: President


                              DIVERSE MEDIA ACQUISITIONS, INC.


                              By /s/ Douglas Wolf
                                 -----------------------------------
                                  Title: President


                              AUDIO COMMUNICATION NETWORK, INC.


                              By /s/ Mitchell Kleinhandler
                                 -----------------------------------
                                  Title: President
                                  Name: Mitchell Kleinhandler